Exhibit 21.1

                                  SUBSIDIARIES

NAME                                                       DOMESTIC JURISDICTION
----                                                       ---------------------

Super Laundry Equipment Corp.                                   New York
Grand Wash & Dry Launderette, Inc.                              New York
American Laundry Corp.                                          Delaware
Maquilados Automaticos, SA de CV                                 Mexico
Automaticos, SA de CV                                            Mexico